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                                                      EXHIBIT 23.3


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2001, incorporated by reference in the Annual Report of EOG Resources, Inc. and subsidiaries' on Form 10-K for the year ended December 31, 2000, into EOG Resources Inc. and subsidiaries' previously filed Registration Statement Nos. 33-48358, 33-52201, 33-58103, 33-62005, 333-09919, 333-
20841, 333-18511, 333-31715, 333-44785, 333-69483 and 333-46858.



                                        ARTHUR ANDERSEN LLP



Houston, Texas
March 22, 2001